Exhibit 10.7

                                AMENDMENT TO
                         LOAN AND SECURITY AGREEMENT

  This Amendment to Loan and Security Agreement is entered  into as of May 28,
1999, by and between BANK OF THE WEST and  UNIPHASE CORPORATION (the
"Borrower").

                                   Recitals

  Borrower, certain subsidiaries of Borrower and Bank are  parties to that certain Loan and Security Agreement dated as of January 28, 1997, as amended from time  to time (the "Agreement"). Borrower and Bank  desire to amend the
Agreement in accordance with the terms of  this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.      The following definition is added to Section 1.1:

  "Deferred Tax Liability" means the liability of
  the Merged Entity (as hereinafter defined) arising
  from the purchase accounting for the future tax
  benefit derived from the tax deductibility of the
  amortization of certain intangibles.

2.      The definition of "Maturity Date" in Section 1.1  is changed to read as follows:

  "Maturity Date" means May 31, 2000.

3.      The following definition is added to Section 1.1:

  "Merger" means a merger between Borrower and JDS
  Fitel, which shall be referred to as the
  "Merged Entity."

4.      Section 2.1.1 is amended to delete the sum of "Five Million Dollars
($5,000,000)" and to substitute the sum of "Ten Million Dollars ($10,000,000)."

5.      Section 6.8 is deleted and the following is substituted:

6.8 Financial Covenants.

(a)     Profitability. Borrower shall be  profitable on a quarterly basis, except that, on a rolling  four-quarter basis, Borrower may incur a loss in one quarter.  Expenses related to acquisitions shall not be included in the determination of profitability. This requirement shall remain  unchanged after the Merger, except  that net profit for the Merged Entity shall be measured after  adding amortization of goodwill and other intangibles arising  from the
Merger.

(b)     Debt-Net Worth Ratio. Borrower shall  have, on the last day of each quarter, a  ratio of Total Liabilities to Tangible Net Worth of not more  than
0.75 to 1.00. This requirement shall remain unchanged  after the Merger, except that Total Liabilities shall be  measured net of Deferred Tax Liability.

(c)     Tangible Net Worth. Borrower shall  have, on the last day of each quarter, a Tangible Net Worth of  not less than One Hundred Seventy-five
Million Dollars  ($175,000,000). This requirement shall increase to Three
Hundred Fifty Million Dollars ($350,000,000) after the Merger,  except that
Tangible Net Worth for the Merged Entity shall be  measured after adding back the Deferred Tax Liability.

(d)     Quick Ratio.  Borrower shall have, on  the last day of each quarter, a ratio of Quick Assets to Current Liabilities of at least 1.50 to 1.00.
This requirement shall remain  unchanged after the Merger.

6.      Upon the due execution by Borrower of this Amendment and the satisfaction of all conditions set forth in Section 7 below, Bank shall be deemed to have consented to the Merger.

7.      Uniphase Telecommunications Products, Inc.,  Ultrapointe Corporation,
Uniphase Vertriebs  GmBH and Uniphase, Ltd. shall cease to be co-borrowers under  the Agreement as of the date hereof.

8.      The following shall be conditions precedent to the effectiveness of this Amendment:

(i)     Bank shall have received this Amendment,
duly executed;

(ii)    Borrower shall have paid to Bank a
nonrefundable commitment fee in the amount of Twenty Thousand
Dollars ($20,000) plus an amount equal to the Bank Expenses
incurred in connection with this Amendment; and

(iii) Borrower shall provide to Bank any other
documents or instruments as Bank may
reasonably request.

9.      Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as amended, the Agreement remains in full force and effect.

10.     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment and that no  Event of Default has occurred and is continuing.

11.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this
Amendment as of the first date above
written.

BANK OF THE WEST

        By:

Title:________________
______________________
____

UNIPHASE CORPORATION

By:_________

Title: